U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K\A

                                 CURRENT REPORT

                                 AMENDMENT NO. 2

Date of Report: November 27, 2002

                              MIKRON INFRARED, INC.
               (Exact name of issuer as specified in its charter)

          New Jersey                       0-15486               22-1895668
(State or Other Jurisdiction of       (Commission File          (IRS Employer
Incorporation or Organization)             Number)           Identification No.)

                   16 Thornton Road, Oakland, New Jersey 07436
              (Address and Zip Code of Principal Executive Offices)

                                 (201) 405-0900
                         (Registrant's Telephone Number)

This Amendment No. 2 to Current Report on Form 8-K/A (this "Amendment") amends the Current Report on Form 8-K that we filed on November 27, 2002, as amended on February 10, 2003 (the "Report"). This Amendment is being filed to provide financial information required by Items 7(a) and 7(b) of Form 8-K with regard to our acquisition of the IMPAC Companies. Items 7(a) and 7(b) of the Report are hereby amended to provide such information.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of Businesses Acquired

                                                                            Page
                                                                            ----

      Audited Combined financial statements of IMPAC Electronic GmbH and subsidiaries for the fiscal years ended February 28, 2002 and 2001.

      Report of Independent Auditors-February 28, 2002 and 2001               4

      Combined Balance Sheet as of February 28, 2002 and 2001                 5

      Combined Statements of Operations for the years ended February 28,
      2002 and 2001                                                           6

      Combined Statements of Shareholders' Equity for the years ended
      February 28, 2002 and 2001                                              7

      Combined Statements of Cash Flows for the years ended February 28,
      2002 and 2001                                                           8

      Notes to Combined Financial Statements for the years ended February
      28, 2002 and 2001                                                       9

      Unaudited Combined financial statements of IMPAC Electronic GmbH and subsidiaries for the six month periods ended August 31, 2002 and 2001.

      Combined Balance Sheets as of August 31, 2002 and 2001 (unaudited)     18

      Combined Statements of Operations for the six month periods ended
      August 31, 2002 and August 31, 2001 (unaudited)                        19

      Combined Statements of Cash Flows for the six month periods ended
      August 31, 2002 and 2001 (unaudited)                                   20

      Notes to Unaudited Combined Financial Statements for the periods
      ended August 31, 2002 and 2001                                         21

(b)   Pro Forma Financial Information.

                                                                            Page
                                                                            ----

      The pro forma unaudited condensed statement of operations of Mikron Infrared, Inc. for the year ended October 31, 2002 gives effect to our acquisition of IMPAC Electronic GmbH and subsidiaries on
      November 22, 2002                                                      26

Report of independent auditors

To Mikron Infrared, Inc., New Jersey:

We have audited the accompanying combined balance sheets of IMPAC Electronic GmbH and Subsidiaries as of February 28, 2002 and February 28, 2001, and the related combined statements of operations, shareholders' equity and cash flows for each of the years in the period then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of IMPAC Electronic GmbH and Subsidiaries as of February 28, 2002 and February 28, 2001, and the results of their operations and their cash flows for each of the two years in the period ended February 28, 2002 in conformity with accounting principles generally accepted in the United States.


                                               BDO International GmbH

Frankfurt am Main, Germany
June 30, 2003

                     IMPAC Electronic GmbH and Subsidiaries
                             Combined balance sheet
                        As of February 28, 2002 and 2001

                                                            February 28, 2002   February 28, 2001
                                                                US-Dollars          US-Dollars
Current assets
       Cash and cash equivalents                               $   678,033         $   880,884
       Accounts receivable                                     $ 1,654,693         $ 1,589,529
       Less allowance for doubtful accounts                    $  (204,085)        $  (132,406)
       Net receivables                                         $ 1,450,607         $ 1,457,123
       Inventories                                             $ 2,022,371         $ 1,666,296
       Receivables from related companies                      $     4,341         $    14,019
       Other current assets                                    $   185,924         $   110,689
       Prepaid expenses                                        $    41,701         $    34,435
Total current assets                                           $ 4,382,977         $ 4,163,446
       Property, plant and equipment, net                      $   201,323         $   213,066
       Investments in insurance contracts                      $ 1,423,759         $ 1,323,310
       Deferred taxes asset                                    $    27,975         $       632
       Other assets                                            $    21,341         $    63,627
Total investing assets                                         $ 1,674,398         $ 1,600,635
Total assets                                                   $ 6,057,375         $ 5,764,081
Liabilities and shareholders' equity
Current liabilities
       Accounts payable                                        $   404,769         $   491,670
       Due to shareholders                                     $   118,149         $   144,887
       Accrued payroll benefits                                $   277,337         $   314,630
       Tax accruals                                            $   387,143         $   386,147
       Other accrued liabilities                               $   722,301         $   509,175
Total current liabilities                                      $ 1,909,700         $ 1,846,509
Long term debts
       Bank loan payable                                       $   236,451         $   222,903
       Pension liability                                       $ 1,580,211         $ 1,472,330
       Deferred tax liabilities                                $    68,249         $    44,598
Total long terms debts                                         $ 1,884,911         $ 1,739,830
Total liabilities                                              $ 3,794,611         $ 3,586,339
Total minority interest                                        $   174,796         $   159,560
Shareholders' equity
       Common stock, no par value, 9 shares authorized,
       issued and outstanding                                  $   841,791         $   841,791
       Retained earnings                                       $ 1,006,592         $ 1,035,765
       Accumulated comprehensive income                        $   239,585         $   140,626
Total shareholders' equity                                     $ 2,087,968         $ 2,018,182
Total                                                          $ 6,057,375         $ 5,764,081

                     IMPAC Electronic GmbH and Subsidiaries

                        Combined statements of operations
                 For the years ended February 28, 2002 and 2001

                                                  February 28, 2002   February 28, 2001
                                                     US-Dollars          US-Dollars
Revenues:
Total revenues                                      $ 7,638,843         $ 7,249,793

Costs and expenses
       Cost of goods sold                           $(3,481,703)        $(3,252,231)

Operating expenses:
       Selling expense                              $(2,181,142)        $(2,043,187)
       Administration expense                       $  (829,778)        $  (797,691)
       Research, development and engineering        $  (712,562)        $  (628,016)
Total costs and expenses                            $(7,205,185)        $(6,721,125)

Income from operations                              $   433,658         $   528,668

Other income (Expense)
       Other income, net                            $    64,898         $   106,184
       Interest income                              $    13,217         $     8,665
       Interest expense                             $   (18,450)        $   (19,406)
Net income before income taxes                      $   493,323         $   624,111

       Income tax provision                         $  (227,027)        $  (356,132)
Net income before Minority Interest                 $   266,296         $   267,979

       Result to Minority interest                  $   (10,597)        $   (29,018)
Net income                                          $   255,699         $   238,961

                     IMPAC Electronic GmbH and Subsidiaries
                   Combined statements of shareholders' equity
                 For the years ended February 28, 2002 and 2001

                                                                                          Other
                                            Common               Retained                 Income            Total Equity
                                            Stock                Earnings              Comprehensive

                                          US-Dollars            US-Dollars               US-Dollars          US-Dollars
Balance, March 1, 2000                   $   841,791            $   796,804             $    10,075         $ 1,648,670

       Translation adjustment                                                           $   130,550             130,550

       Net income                                               $   238,961                                 $   238,961
                                                                                                            -----------

Comprehensive income                                                                                        $   369,511

Balance, February 28, 2001               $   841,791            $ 1,035,765             $   140,626         $ 2,018,182

       Translation adjustment                                                           $    98,959         $    98,959

       Net income                                               $   255,699                                 $   255,699
                                                                                                            -----------

Comprehensive income                                                                                        $   354,658

       Dividend payment                                         $  (284,872)                                $  (284,872)

Balance, February 28, 2002               $   841,791            $ 1,006,592             $   239,585         $ 2,087,968

                     IMPAC Electronic GmbH and Subsidiaries
                        Combined statements of cash flows

                 For the years ended February 28, 2002 and 2001

                                                               February 28, 2002     February 28, 2001
                                                                   US-Dollars           US-Dollars
Cash flows from operating activities
    Net income                                                     $ 255,699             $ 238,961
    Depreciation                                                   $  99,209             $ 103,916
    Amortization                                                   $  18,298             $  45,705
    Deferred taxes                                                 $  (5,627)            $  50,357
                                                                   $ 367,580             $ 439,119
Changes in assets and liabilities
    (Increase) decrease in accounts receivable                     $  92,945             $(496,555)
    Increase in inventories                                        $(227,404)            $(148,160)
    Increase in current assets                                     $ (65,555)            $ (16,445)
    Increase in receivables from insurance                         $ (18,589)            $ (51,647)
    (Decrease) increase in accounts payable                        $(103,468)            $ 223,340
    (Decrease) increase in accrued payroll and benefits            $ (37,298)            $  50,607
    Increase in accrued expenses                                   $ 108,904             $ 276,036
    Accrued pension benefits                                       $  17,236             $  16,816
                                                                   $(233,225)            $(146,008)

Net cash provided by (used in) operating activities                $ 134,355             $ 293,111

Cash flows from investing activities
    Increase in property plant and equipment                       $ (77,398)            $(102,326)
    Increase in intangible assets                                  $  (2,791)            $  (4,785)
    (Decrease) increase in other assets                            $  25,463             $ (22,544)
Net cash used in investing activities                              $ (54,727)            $(129,656)

Cash flows from financing activities
    Dividends to shareholders                                      $(284,872)            $      --
Net cash used in financing activities                              $(284,872)            $      --

Net decrease in cash and cash equivalents                          $(205,244)            $ 163,445
    Effects from translation adjustments on cash                   $   2,393             $  58,758

Cash and cash equivalents beginning of year                        $ 880,884             $ 658,672

Cash and cash equivalents end of year                              $ 678,033             $ 880,884

                     IMPAC Electronic GmbH and Subsidiaries

                     Notes to combined financial statements
                     For the years ended February 28, 2002 and 2001

IMPAC Electronic GmbH and subsidiaries, a limited liability company (following as IMPAC or IMPAC Group), which is headquartered in Frankfurt am Main, Germany, and which has satellite operations in Dresden, Ilmenau, Magdeburg and Erstein (France), are ISO 9001 certified manufacturers and sellers of pyrometer calibration sources and non-contact single point temperature measurement devices. IMPAC has been in business for the past 35 years, and has more than 34,000 customer installations worldwide. IMPAC manufactures and sells various models of portable and fixed pyrometers that have been engineered for non-contact measurement of temperatures ranging from -32 degrees Celsius to 3,500 degrees Celsius in more than 1,500 industrial applications. IMPAC sells their products under the impac(R), Infratherm(R) and Tastotherm(R) registered brand names through a direct sales force in Germany, through sales offices maintained by IMPAC France in France and by Infrared in Great Britain, and throughout the rest of the world via a network of sales representatives.

1.    Summary of significant accounting policies:

Principles of combination

The combined financial statements include the accounts of IMPAC Electronic GmbH and its majority owned subsidiaries, IMPAC France, Sarl (100% owned), IMPAC Infrared LTD (100% owned), and IMPAC Systems GmbH (90% owned) collectively IMPAC. IMPAC is owned by Mr. Schlosser and his family.

Also included in the combined financial statements are infra sensor Spezialpyrometer GmbH ("infra sensor") and INFRAPOINT Messtechnik GmbH ("INFRAPOINT"). infra sensor is owned 40% by IMPAC and 60% by MR. Breternitz. Mr. Breternitz is the general manager of IMPAC. INFRAPOINT is owned 60% by the Schlosser Family and 40% by Mr. Breternitz. Due to the common control and management of IMPAC, infra sensor and INFRAPOINT, their financial position and results of operations have been combined. The results related to Mr. Breternitz ownership of infra sensor and INFRAPOINT have been reflected as minority interest. Just prior to the acquisition of IMPAC by Mikron, Mr. Breternitz's shares were acquired by Mr. Schlosser.

IMPAC's functional currency is the EURO, with the exception of IMPAC Infrared LTD which has the British Pound as its functional currency. IMPAC's financial statements are converted to US Dollars using the currency exchange rate as of the date of the financial statements for the balance sheet and the average currency rate for its business year for the profit and loss statement.

All significant inter-company transactions and account balances have been eliminated.

Cash and cash equivalents

The IMPAC Group considers all highly liquid investments with a maturity date of three months or less when purchased to be cash equivalents.

Inventories

IMPAC Group valued the inventories using the "first in first out" method. IMPAC calculates sufficient provisions for parts which are not used during the last 12 months. The inventories are in line with the lower of cost or market principles.

Other current assets

The composition of the other current assets is as follows:

                                       February 28, 2002   February 28, 2001
Dividend from pension insurance            $  8,727            $ 10,819
Receivables from employees                 $ 15,950            $  4,837
Suppliers with debit balances              $ 23,717            $    564
Value added taxes                          $ 31,390            $ 14,075
Corporation taxes                          $    762            $ 15,048
Note receivable                            $ 94,711            $     --
Employment subsidy receivable              $     --            $ 39,934
Others                                     $ 10,666            $ 25,412
                                           $185,924            $110,689

Note receivable is due from a customer. The balance is due in full in December 2002. Interest at 5% is due at maturity.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed principally using straight-line depreciation over the estimated useful lives of individual assets or the terms of leases for leasehold improvements, if shorter. Machinery and equipment are depreciated over a period of three to ten years, furniture and fixtures range from three to ten years. Maintenance, repairs and minor renewals are charged to earnings when they are incurred. Upon disposition of an asset, any gain or loss is reflected in current earnings.

Investments in Insurance Contract

The investment in insurance contracts is recorded at fair value as determined by the insurance company. These contracts represent investments in the general assets of the related insurance company. Impac has invested in insurance contracts in order to have sufficient funds to fund its pension liability (see note 4).

Long-term assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amount may not be recoverable from future operations using undiscounted cash flows. Impairment would be recognized in operations to the extent that carrying values exceed fair value which would be determined based on the net present value of estimated future cash flows. As of February 28, 2002, the Company believes that there has been no impairment.

Accounts receivable

The accounts receivables are recorded at invoice price less any necessary allowance for doubtful accounts.

Senior management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The company includes any accounts receivable balance that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the company believes its allowance for doubtful accounts as of February 28, 2002 is adequate. However, actual write-offs might exceed the recorded allowance.

Bankloan

The company has a loan payable to a bank which amounted to $ 236,451 and $ 222,903 at February 28, 2002 and 2001 respectively. The date of maturity for this long term loan is April 20, 2003, the interest (rate 4.07%) is payable quarterly.

Due to shareholder

The payable due to shareholder is a short term loan, termination is possible with a 6-month notice period. The interest (interest rate 6.5 %) will be calculated yearly.

Income Taxes

The Company uses the liability method of accounting for income taxes as prescribed by Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes" (SFAS 109). Under the liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit.

Revenues

The Company sells its products to independent representatives and directly to third party end-users. Revenue on the sale of product is recognized at the time of shipment from the company location, when title to the product passes to the independent representative or third party end-user. Selling price is fixed at the time of shipment and customers do not have the right to return.

Research and development costs

Research and development costs are expensed as incurred.

Use of estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, and due to shareholders approximate fair value based on the short-term maturity of these instruments. The recorded value of notes receivable and bank loan payable approximate fair value based on current rates available to IMPAC.

2.    Inventories:

The components of inventories at February 28, 2002 and 2001 are as follows:

                                     US-Dollars                US-Dollars
                                 February 28, 2002         February 28, 2001

Materials and parts                  $  680,209               $  543,793
Work-in-process                      $  252,825               $  201,113
Finished goods                       $1,089,338               $  921,390
                                     $2,022,371               $1,666,296

3.    Property and equipment:

Property and equipment consists of the following at February 28, 2002:

                                        US-Dollar               US-Dollar
                                    February 28, 2002       February 28, 2001

Machinery and equipment                $   767,039             $   691,739
Furniture and fixtures                 $   528,938             $   476,936
                                       -----------             -----------
                                       $ 1,295,978             $ 1,168,676
Less-accumulated depreciation          $(1,094,654)            $  (955,609)
                                       -----------             -----------
                                       $   201,323             $   213,066
                                       ===========             ===========

4.    Employee benefit plan:

IMPAC Electronic GmbH has a pension plan for its employees based on an insurance contract. Payments regarding the benefit plan to retired employees will be done by IMPAC. On the other hand IMPAC gets a claim to the insurance for such payments in the same amount.

In this respect, IMPAC Electronic capitalized an accrual for the pension plan (USD 1.580.210) and also a receivable from the insurance company (USD 1.423.758). IMPAC is obliged to pay the yearly insurance contributions (for 2001/2002 approx. USD 37.000). The amount of the necessary accrual is calculated using the following assumptions:

Valuation method                   Projected unit credit Method.

Discount rate                      6.0 % per year

Assumed salary increase            2.0 % per year

Assumed increase in
retiree benefit                    2.0 % per year

                                                  US-Dollars             US-Dollars
                                              February 28, 2002      February 28, 2001
Projected benefit obligation
March 1,                                         $ 1,496,389             $1,470,888
Service cost                                     $    10,919             $   10,355
Interest cost                                    $    92,843             $   86,121
Actuarial (gain)/loss                            $    77,131             $    1,613
Pension payments                                 $    79,582             $   72,587
Projected benefit obligation
February 28                                      $ 1,597,700             $1,496,389
   thereof vested benefit obligation             $ 1,573,230             $1,458,184

Unrecognized actuarial (gain)/loss               $    (6,186)            $    1,613
Unrecognized transition obligation               $    35,559             $   36,592
Accrued pension cost
February 28                                      $ 1,573,230             $1,458,184
Additional minimum liability                     $     6,981             $   14,146
Pension funds                                    $ 1,580,211             $1,472,330

Service cost                                     $     9,701             $    9,398
Interest cost                                    $    82,493             $   78,164
Amortization of transition obligation            $     2,872             $    2,768
Net periodic pension cost                        $    95,067             $   90,330

In addition, for employees who were hired by IMPAC after January 1989, IMPAC directly pays for life insurance at a monthly rate for these employees.

5.    Other income:

The composition of the other income is as follows:

                                                US-Dollars         US-Dollars
                                               February 28,       February 28,
                                                  2002                2001

Subsidies                                        $36,364            $ 81,741
Exchange gains, net                              $ 1,986            $  6,850
Others                                           $26,548            $ 17,593
Total                                            $64,898            $106,184

6.    Income taxes:

Income tax expenses (benefits) for the years ended February 28, 2002 and 2001, is as follows:

                                        US-Dollar                US-Dollar
                                    February 28, 2002        February 28, 2001
Current
Corporation tax                         $ 129,867                 $189,467
Trade tax                               $  92,564                 $114,545
Foreign tax                             $  10,223                 $  1,583
                                        ---------                 --------
                                        $ 232,654                 $305,595
                                        ---------                 --------
Deferred
Corporation tax                         $ (24,261)                $ 16,535
Foreign tax                             $  18,634                 $ 34,002
                                        ---------                 --------
                                        $  (5,627)                $ 50,537
                                        ---------                 --------
Total                                   $ 227,027                 $356,132

Components of the company's deferred tax assets and liabilities are as follows:

                                             US-Dollar             US-Dollar
                                         February 28, 2002     February 28, 2001
Deferred tax assets (liabilities) -
Germany
     Pension funds                            $ 96,523             $ 91,421
     Advances to combined companies
     deductible for tax purposes              $(22,134)            $(30,285)
     Depreciation                             $(46,414)            $(60,504)
Total assets                                  $ 27,975             $    632

Deferred tax assets (liabilities) -
UK and France
     Advances from combined
     companies reflected as income for
     tax purposes                             $(68,249)            $(44,598)
     Net operating loss carryforward          $ 76,500             $ 66,150
Total                                         $  8,251             $ 21,552
     Valuation allowance                      $(76,500)            $(66,150)
Total liabilities                             $(68,249)            $(44,598)

At February 28, 2002, Impac Infrared LTD and IMPAC France, SARL have operating loss carryforwards of $140,000 and $30,000 respectively. The IMPAC Infrared LTD loss carryforward expires in 2009, and the IMPAC France, SarL loss carryforward expires in 2004.

A valuation allowance has been established related to net operating loss carryforwards in the United Kingdom, since the Company believes that it is more likely than not that these tax benefits will not be realized.

The provision for income taxes differs from the amounts computed by applying the applicable German corporation tax rate due to the following:

                                                                    US-Dollar             US-Dollar
                                                                February 28, 2002    February 28, 2001
Provisions for corporation taxes at
     the statutory rate of 40%                                      $ 197,329             $249,644
Trade tax, net of corporation tax
     Benefit                                                        $  55,538             $ 69,272
Dividends paid exclusion                                            $ (42,731)            $     --
Foreign taxes in excess of statutory rates                          $   3,297             $     --
Foreign net operating loss for which no benefit has been
     recognized                                                     $   9,246             $ 37,089
Other                                                               $   4,298             $    127
                                                                    ---------             --------
     Total                                                          $ 227,027             $356,132
                                                                    =========             ========

7.    Operating leases

The Company has a five-year operating lease agreement for its manufacturing, warehouse and office facilities in Frankfurt. This lease is due to expire at variuos times. The lease provides for the Company to pay certain operating costs of the leased property. The Company also has operating leases for vehicles and office equipment. Rent expense for the years ended February 28, 2002 and 2001, was approximately $321,185 and $351,500 respectively.

IMPAC and its subsidiaries lease seven facilities in Europe. The following table describes the location, principle uses and expiration of leases those facilities:

Company           Location         Principle Purposes    Annual Cost     Expiration
                                                                         of leases
IMPAC             Frankfurt,       Administration,                       February
Electronic        Germany          Manufacturing,                        2004 with
                                   Research and                          option to
                                   Development, Sales                    renew
                                   and Warehousing           $277,000
Infrasensor       Magdeburg,       Administration,                       December 2002
                  Germany          Manufacturing,
                                   Research and
                                   Development and
                                   Warehousing               $31,000
Infrared          Warrington,      Sales                                 June 2002
                  England                                    $23,000
Infrapoint        Ilmenau,         Administration,                       February 2004
                  Germany          Manufacturing,
                                   Sales and
                                   Warehousing               $22,000
IMPAC France      Erstein, France  Sales and                             December 2002
                                   Warehousing               $9,500
IMPAC Electronic  Hattingen,       Sales                                 June 2003
                  Germany                                    $8,300
IMPAC Systems     Dresden,         Research and                          June 2002
                  Germany          Development, Sales        $4,300

As of February 28, 2002, the minimum future rental commitments under all non-cancelable operating leases with terms greater than one year, are as follows:

                  Year ending February 28
                                                 US Dollars

                          2003                 $    350,200
                          2004                 $    301,800
                          2005                 $         --
                          2006                 $         --

8.    Subsequent events:

On November 27, 2002, the shares of the IMPAC Companies were purchased, through a German subsidiary ("Mikron Europe") by: Mikron Infrared, Inc. ("Mikron")

The purchase price that Mikron Europe paid to the Sellers for the IMPAC Companies was approximately $ 3,600,000 (inclusive of all closing adjustments) plus 600,000 unregistered shares of Mikron common stock.

In addition, Mikron Europe assumed two loan obligations owed by IMPAC and Infrapoint to one of the selling shareholders by paying to him the approximately $900,000 aggregate principal amount of those obligations.

                        IMPAC Electronic and Subsidiaries
                             Combined balance sheets
                         As of August 31, 2002 and 2001

                                                                  August 31, 2002        August 31, 2001
                                                                     US-Dollars             US-Dollars
Current assets
       Cash and cash equivalents                                   $   302,441             $   689,437
       Accounts receivable                                           1,504,645               1,696,627
       Less allowance for doubtful accounts                           (139,417)               (132,576)
       Net receivables                                               1,365,228               1,564,050
       Inventories                                                   1,976,648               1,896,948
       Receivables from related companies                                    0                  27,899
       Other current assets                                            146,108                 151,131
       Prepaid expenses                                                  6,734                       0
Total current assets                                                 3,797,159               4,329,465

       Property, plant and equipment, net                              176,796                 175,532
       Investments in insurance contracts                            1,255,061               1,325,010
       Deferred taxes asset                                             28,012                   3,971
       Other assets                                                     10,697                  89,047

Total assets                                                       $ 5,267,725             $ 5,923,025

Liabilities and shareholders' equity
Current liabilities
       Accounts payable                                            $   273,669             $   267,962
       Due to shareholders                                             104,150                 145,073
       Bank loan payable                                               143,731                     428
       Accrued payroll benefits                                        349,079                 392,634
       Tax accruals                                                    375,167                 379,166
       Other accrued liabilities                                       352,438                 551,444
Total current liabilities                                          $ 1,598,234             $ 1,736,707

Long term debts
       Bank loan payable                                           $   208,300             $   223,189
       Pension liability                                             1,401,526               1,483,382
       Deferred tax liabilities                                         60,164                  64,463
Total long terms debts                                               1,669,990               1,771,034
Total liabilities                                                    3,268,224               3,507,741
Total minority interest                                                 56,387                 274,700
Shareholders' equity
       Common stock, no par value, 9 shares authorized,
       issued and outstanding                                      $   841,791             $   841,791
       Retained earnings                                             1,125,750               1,162,093
       Accumulated other comprehensive income (loss)                   (24,427)                136,700
Total shareholders' equity                                           1,943,114               2,140,584
Total                                                              $ 5,267,725             $ 5,923,025

                     IMPAC Electronic GmbH and Subsidiaries

                        Combined statements of operations
                         For the six month periods ended
                            August 31, 2002 and 2001

                                                      Six months ended        Six months ended
                                                      August 31, 2002          August 31, 2001
                                                         US-Dollars              US-Dollars
Revenues:
Total revenues                                          $ 4,156,820             $ 4,418,579

Costs and expenses
       Cost of goods sold                                (1,870,569)             (2,032,546)

Operating expenses:
       Selling expense                                   (1,252,806)             (1,190,573)
       Administration expense                              (829,778)               (465,579)
       Research, development and engineering               (377,999)               (375,540)
Total costs and expenses                                 (3,966,231)             (4,064,238)

Income from operations                                      190,589                 354,341

Other income (Expense)
       Other income, net                                     45,388                  46,778
       Interest income                                        3,474                   5,730
       Interest expense                                     (14,363)                 (9,530)
Net income before income taxes                              225,089                 397,319

       Income tax provision                                 (85,266)               (166,160)
Net income before Minority Interest                         139,823                 231,159

       Result to Minority interest                          (20,664)               (104,831)
Net income                                              $   119,159             $   126,328

                     IMPAC Electronic GmbH and Subsidiaries


                       Combined statements of cash flows
            For the six month periods ended August 31, 2002 and 2001

                                                         Six months ended     Six months ended
                                                         August 31, 2002       August 31, 2001
                                                            US-Dollars            US-Dollars
Cash flows from operating activities
    Net income                                              $ 119,159             $ 126,328
    Depreciation                                               57,249                48,970
    Amortization                                                8,555                 9,339
    Deferred taxes                                             (3,533)               15,781
       Minority interest                                      (20,664)              104,831
                                                              160,766               305,248
Changes in assets and liabilities
    Increase in accounts receivable                          (187,802)            (100,6546)
    Increase in inventories                                  (204,392)             (218,942)
    Decrease (increase) in current assets                      54,432               (18,858)
    Decrease in accounts payable                              (87,638)             (214,945)
    Increase in accrued payroll and benefits                  110,261                74,351
    Decrease (increase) in accrued expenses                  (263,930)               32,708
    Accrued pension liability                                   9,013                 8,778
                                                             (570,056)             (437,564)

Net cash used in operating activities                        (409,290)             (132,316)

Cash flows from investing activities
    Increase in property plant and equipment                  (56,539)              (12,745)
    Increase in other assets                                       (2)              (33,617)
    Purchase of minority shares                               (93,586)                   --
Net cash used in investing activities                        (150,127)              (46,362)

Cash flows from financing activities
    Increase in bank loan                                     248,131                   408
Net cash provided by financing activities                     248,131                   408

Net decrease in cash and cash equivalents                    (311,286)             (178,269)
    Effects from translation adjustments on cash              (64,306)              (13,178)

Cash and cash equivalents beginning of year                   678,033               880,884

Cash and cash equivalents end of year                       $ 302,441             $ 689,437

                     IMPAC Electronic GmbH and Subsidiaries

                Notes to unaudited combined financial statements
                For the periods ended August 31, 2002 and 2001

IMPAC Electronic GmbH and subsidiaries, a limited liability company (following as IMPAC or IMPAC Group), which is headquartered in Frankfurt am Main, Germany, and which has satellite operations in Dresden, Ilmenau, Magdeburg and Erstein (France), are ISO 9001 certified manufacturers and sellers of pyrometer calibration sources and non-contact single point temperature measurement devices. IMPAC has been in business for the past 35 years, and has more than 34,000 customer installations worldwide. IMPAC manufactures and sells various models of portable and fixed pyrometers that have been engineered for non-contact measurement of temperatures ranging from -32 degrees Celsius to 3,500 degrees Celsius in more than 1,500 industrial applications. IMPAC sells their products under the impac(R), Infratherm(R) and Tastotherm(R) registered brand names through a direct sales force in Germany, through sales offices maintained by IMPAC France in France and by Infrared in Great Britain, and throughout the rest of the world via a network of sales representatives.

1.    Summary of significant accounting policies:

Principles of combination

The combined interim financial statements include the accounts of IMPAC Electronic GmbH ("IMPAC") and its majority owned subsidiaries, infra sensor Spezialpyrometer GmbH (100% owned), IMPAC France, Sarl (100% owned), IMPAC Infrared LTD (100% owned), and IMPAC Systems GmbH (90% owned) collectively IMPAC. IMPAC is owned by Mr. Schlosser and his family.

During the six month period ended August 31, 2001, IMPAC purchased the remaining 60% of infra sensor from Mr. Breternitz. The purchase price approximated the recorded value of the minority interest.

Also included in the combined financial statements is Infrapoint Messtechnik GmbH ("Infrapoint"). Infrapoint is owned 60% by the Schlosser Family and 40% by Mr. Breternitz. Due to the common control and management of IMPAC, Infrapoint, its financial position and results of operations has been combined. The results related to Mr. Breternitz ownership of Infrapoint have been reflected as minority interest. Just prior to the acquisition of IMPAC by Mikron, Mr. Breternitz's shares were acquired by Mr. Schlosser.

IMPAC's functional currency is the EURO, with the exception of IMPAC Infrared LTD which has the British Pound as its functional currency. IMPAC's financial statements are converted to US Dollars using the currency exchange rate as of the date of the financial statements for the balance sheet and the average currency rate for its business year for the profit and loss statement.

All significant inter-company transactions and account balances have been eliminated.

These financial statements should be read in conjunction with the audited combined financial statements of IMPAC and subsidiaries and the notes thereto for the years ended February 28, 2002 and 2001. In the opinion of management, all adjustments necessary for the fair presentation of the financial position of IMPAC and subsidiaries as of August 31, 2002 and 2001, and the results of operations and cash flows for the six month periods ended August 31, 2002 and 2001 have been included in these financial statements.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity date of three months or less when purchased to be cash equivalents.

Inventories

IMPAC Group valued the inventories using the "first in first out" method. IMPAC calculates sufficient provisions for parts which are not used during the last 12 months. The inventories are in line with the lower of cost or market principles.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed principally using straight-line depreciation over the estimated useful lives of individual assets or the terms of leases for leasehold improvements, if shorter. Machinery and equipment are depreciated over a period of three to ten years, furniture and fixtures range from three to ten years. Maintenance, repairs and minor renewals are charged to earnings when they are incurred. Upon disposition of an asset, any gain or loss is reflected in current earnings.

Investments in Insurance Contract

The investment in insurance contracts is recorded at fair value as determined by the insurance company. These contracts represent investment in the general assets of the related insurance company. IMPAC has invested in insurance contracts in order to have sufficient funds to fund its pension liability.

Long-term assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amount may not be recoverable from future operations using undiscounted cash flows. Impairment would be recognized in operations to the extent that carrying values exceed fair value which would be determined based on the net present value of estimated future cash flows. As of August 31, 2002, the Company believes that there has been no impairment.

Accounts receivable

The accounts receivables are recorded at invoice price less any necessary allowance for doubtful accounts.

Senior management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. The company includes any accounts receivable balance that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available, the company believes its allowance for doubtful accounts as of August 31, 2002 is adequate. However, actual write-offs might exceed the recorded allowance.

Bank loans

The company has a loan payable to a bank which amounted to $ 208,300 and $ 223,189 at August 31, 2002 and 2001 respectively. The date of maturity for this long term loan is April 20, 2003, the interest (rate 4.07%) is payable quarterly.

The company has a loan payable to a bank in the amount of $116,296 as of August 31, 2002. The loan bears interest at 8.50% and principal is due in full on March 31, 2003.

The company has short term loans payable in the total amount of $27,435. These loans bear interest ranging from 5.0% - 8.5%.

Due to shareholder

The payable due to shareholder is a short term loan, termination is possible with a 6-month notice period. The interest (interest rate 6.5 %) will be calculated yearly.

Income Taxes

The Company uses the liability method of accounting for income taxes as prescribed by Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes" (SFAS 109). Under the liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit.

Revenues

The Company sells its products to independent representatives and directly to third party end-users. Revenue on the sale of product is recognized at the time of shipment from the company location, when title to the product passes to the independent representative or third party end-user. Selling price is fixed at the time of shipment and customers do not have the right to return.

Research and development costs

Research and development costs are expensed as incurred.

Use of estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, and due to shareholders approximate fair value based on the short-term maturity of these instruments. The recorded value of notes receivable and bank loan payable approximate fair value based on current rates available to IMPAC.

2.    Inventories:

The components of inventories at August 31, 2002 and 2001 are as follows:

                                             US-Dollars           US-Dollars
                                          August 31, 2002      August 31, 2001

Materials and parts                          $  642,511           $  671,868
Work-in-process                                 207,434              198,654
Finished goods                                1,126,703            1,026,426
                                             $1,976,648           $1,896,948

3.    Property and equipment:

Property and equipment consists of the following at March 31, 2002 and 2001:

                                             US-Dollar            US-Dollar
                                          August 31, 2002      August 31, 2001

Machinery and equipment                     $   707,947          $   700,501
Furniture and fixtures                          488,111              482,978
                                            -----------          -----------
                                              1,196,058            1,183,479
Less-accumulated depreciation                (1,019,262)          (1,007,947)
                                            -----------          -----------
                                            $   176,796          $   175,532
                                            ===========          ===========

As of August 31, 2002, the minimum future rental commitments under all non-cancelable operating leases with terms greater than one year, are as follows:

                    Twelve months
                   ending August 31                US Dollars

                        2003                    $      326,000
                        2004                    $      150,900
                        2005                    $         0.00
                        2006                    $         0.00
                        Thereafter              $         0.00

4.    Subsequent events:

On November 27, 2002, the shares of the IMPAC Companies were purchased, through a German subsidiary ("Mikron Europe") by Mikron Infrared, Inc. ("Mikron")

The purchase price that Mikron Europe paid to the Sellers for the IMPAC Companies was approximately $ 3,600,000 (inclusive of all closing adjustments) plus 600,000 unregistered shares of Mikron common stock.

In addition, Mikron Europe assumed two loan obligations owed by IMPAC and Infrapoint to one of the selling shareholders by paying to him the approximately $900,000 aggregate principal amount of those obligations.

               PRO FORMA UNAUDITED CONDENSED FINANCIAL INFORMATION

Mikron Infrared, Inc. ("Mikron") acquired the shares of IMPAC Electronics GmbH and subsidiaries ("IMPAC"), including related direct costs, on November 26, 2002 for approximately $3,783,000 in cash, 600,000 shares of Mikron stock with a fair market value of $1,956,000 and a note payable to the seller in the amount of $795,000 bearing interest at 9%.

The accompanying pro forma unaudited condensed statements of operations are based upon the historical consolidated financial statements of Mikron and the historical combined financial statements of IMPAC, adjusted to give effect to the acquisition of IMPAC, as if the acquisition had occurred at November 1, 2001. The unaudited pro forma condensed statement of operations for the year ended October 31, 2002 reflects the IMPAC historical results of operations for the year ended November 30, 2002. The pro forma condensed statement of operations are not necessarily indicative of the results that would have been obtained if the acquisition had occurred on the dates indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that Mikron believes are reasonable. The pro forma condensed financial information should be read in conjunction with Mikron's historical consolidated financial statements and notes thereto and the historical financial statements of IMPAC and the notes thereto.

             Pro forma Unaudited Condensed Statements of Operations

                                                                           Year Ended
--------------------------------------------------------------------------------------------------------------------------------
                                                     Mikron                   IMPAC             Acquisition        Pro forma
                                                October 31, 2002        November 30, 2002       Adjustments     October 31, 2002
--------------------------------------------------------------------------------------------------------------------------------
Revenues                                           $12,894,013              $7,147,157                              $20,041,170
Cost of goods sold                                   7,052,572               3,218,216                               10,270,788
--------------------------------------------------------------------------------------------------------------------------------
    Gross profit                                     5,841,441               3,928,941                 --             9,770,382
Selling, general and
    administrative                                   4,117,377               2,789,602                                6,906,979
Research, development and
    engineering                                        982,530                 728,621                 --             1,711,151
--------------------------------------------------------------------------------------------------------------------------------
    Income from operations                             741,534                 410,718                 --             1,152,252
Other non-operating (expense)                          (67,367)                107,982           (290,959) (a)         (250,344)
--------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                             674,167                 518,700           (290,959)              901,908
Income tax provision                                  (239,778)               (217,854)           116,383  (b)         (341,249)
--------------------------------------------------------------------------------------------------------------------------------
Net income                                         $   434,389              $  300,846          $(174,575)          $   560,660
================================================================================================================================
Net income per share-basic                         $      0.10                                                      $      0.11
Weighted average number of
    shares-basic                                     4,288,200                                    600,000             4,888,200
Net income per share-diluted                       $      0.09                                                      $      0.11
Weighted average number of
    shares-diluted                                   4,587,308                                    600,000             5,187,308
--------------------------------------------------------------------------------------------------------------------------------

Adjustments to reflect the acquisition, as if it had occurred as of November 1, 2001.

(a) The pro forma adjustments to interest expense reflect the following:

      Interest on new debt:

               Capital appreciation notes, $500,000 at 9%            $ 45,000
               Note from seller, $794,880 at 9%                        71,611
               Line of credit, $2,175,000 at 4.81%                    104,618
               Loan payable, $994,600 at 5.0%                          49,730
               Amortization of deferred financing costs                20,000
                                                                     --------
                                                                     $290,959
                                                                     ========

(b) Tax benefit for the year ended October 31, 2002, calculated at the Company's tax rate of 40%.

                                   Signatures

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     Mikron Infrared, Inc.


Dated: October 24, 2003              By: /s/ Gerald D. Posner
                                         ------------------------------------
                                         Gerald D. Posner, Chief (Principal)
                                         Executive Officer


                                     By: /s/ Paul A. Kohmescher
                                         ------------------------------------
                                         Paul A. Kohmescher, Vice President
                                         And Chief (Principal) Financial Officer